EXHIBIT 99.1

City Office REIT Reports Third Quarter 2016 Results

VANCOUVER—November 7, 2016—City Office REIT, Inc. (NYSE: CIO) (the “Company” or “City Office”), today announced its results for the quarter ended September 30, 2016.

Third Quarter Highlights

•	GAAP net loss attributable to the stockholders was $1.9 million, or ($0.08) per fully diluted share, Core FFO was $6.6 million, or $0.27 per fully diluted share, and AFFO was $4.6 million, or $0.19 per fully diluted share;

•	Entered into a conditional agreement to sell the Washington Group Plaza property for a gross sales price of $86.5 million, before customary closing and transaction costs and subject to confirmatory due diligence;

•	In-place and committed occupancy closed the quarter at 92.4%; executed approximately 288,000 square feet of new and renewal leases during the quarter, including leases which will commence subsequent to quarter end;

•	Completed a $30.9 million seven-year secured property financing for FRP Collection with a fixed interest rate of 3.85%;

•	Declared a third quarter dividend of $0.235 per share paid on October 25, 2016; and

•	Subsequent to the end of the third quarter:

•	Raised total gross proceeds of $112.0 million in a public offering of 4,480,000 shares of 6.625% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”), including 480,000 shares issued pursuant to the exercise of the underwriters’ over-allotment option, at a public offering price of $25.00 per share;

•	Completed a $17.1 million seven-year secured property financing for Carillon Point with a fixed interest rate of 3.50%;

•	Expanded the Secured Credit Facility from $75.0 to $100.0 million;

•	Completed the acquisition of Park Tower, a 472,596 square foot Class A multi-tenant property in Tampa, Florida for $79.8 million; and

•	Entered into an agreement to acquire 5090 N 40th St, a 175,835 square foot Class A multi-tenant property in Phoenix, Arizona for $42.6 million.

A reconciliation of certain non-GAAP financial measures, including Core FFO, AFFO and Net Operating Income (“NOI”), to GAAP net income can be found at the end of this release.

“During the third quarter of 2016 and subsequent to quarter end, we completed property transactions and significant financing events that we believe demonstrate our ability to create long term value for our shareholders,” commented James Farrar, City Office’s Chief Executive Officer. “We closed over $129 million of acquisitions and, with an additional property under contract for $42.6 million, expanded our geographic footprint of growth markets to include Phoenix, Arizona. These high-quality acquisitions were acquired or will be acquired at expected cap rates significantly in excess of the estimated sale cap rate of our Washington Group Plaza property, providing another example of our ability to effectively recycle capital.

To support this active pipeline, we completed several benchmark financing transactions during the third quarter and subsequent to quarter end. We closed our largest equity capital raise to date, expanded the Secured Credit Facility and completed property financing on favorable terms. We believe that our attractive pipeline and increasingly flexible financing options, coupled with a focus on operational improvement, will continue to deliver attractive risk-adjusted returns for our shareholders.”

Portfolio Operations

The Company reported that its total portfolio as of September 30, 2016 contained 3.5 million net rentable square feet and was 91.5% occupied and 92.4% occupied including committed leases.

City Office’s Net Operating Income (“NOI”) was $11.4 million, or $10.5 million on an adjusted cash basis, during the third quarter of 2016. NOI for the quarter benefited from $420,000 of termination fee income. These amounts were included in rental income for the third quarter of 2016.

Investment and Disposition Activity

The Company completed the previously announced acquisition of the FRP Collection in Orlando, Florida for a purchase price of $49.8 million, exclusive of closing costs. The property includes five Class A office buildings and a 10-acre land parcel within the Central Florida Research Park, the fourth largest research park in America. FRP Collection’s five buildings total 272,192 square feet of net rentable area and are 93% leased to a strong and diversified tenant roster. The acquisition is anticipated to generate an initial full-year net operating income yield of approximately 8.4% based on the purchase price and the estimated cost of planned capital improvements.

The Company entered into a conditional purchase and sale agreement with St. Luke’s Health System Ltd. (“St. Luke’s Health System”) to sell the Washington Group Plaza property in Boise, Idaho to St. Luke’s Health System for $86.5 million. St. Luke’s Health System has a due diligence review period through December 16, 2016. Should they elect to proceed with the purchase, they are required to post a non-refundable $5.0 million deposit with closing to occur in April 2018 in conjunction with the maturity of the property’s secured mortgage. Either party has the right to accelerate closing by providing at least 120 days’ advance notice and incurring all defeasance costs associated with the existing mortgage loan.

In addition, subsequent to the end of the third quarter, the Company completed the acquisition of Park Tower, a 472,596 square foot property in Tampa, Florida, for a purchase price of $79.8 million exclusive of closing costs and future renovation capital. The property is a 36 story office tower located in the heart of the Tampa central business district and was 86% occupied at closing by a strong and diversified tenant roster. The acquisition is anticipated to generate an initial full-year net operating income yield of approximately 7.1%. As a condition to closing, $2.0 million of the $79.8 million purchase price was funded into a third party cash escrow account. This cash will be returned to the Company if certain renewal leasing thresholds are not achieved in the first year of ownership. The property will be contributed as collateral for the Secured Credit Facility.

In addition, subsequent to the end of the third quarter, the Company entered into a purchase and sale agreement to acquire 5090 N 40th St, a 175,835 square foot Class A multi-tenant property in Phoenix,

Arizona for $42.6 million. The property is located in the heart of the Camelback Corridor, considered a premier business corridor in metropolitan Phoenix. The property has been institutionally maintained, undergone an extensive recent renovation and is located in close proximity to both first-class amenities and executive housing. The transaction is anticipated to close in mid-November.

Leasing Activity

During the third quarter of 2016, the Company commenced five new leases for 157,000 square feet and ten renewals for 99,000 square feet. In addition, 32,000 square feet of new leases were signed which will commence subsequent to quarter end, taking the total leasing activity in the quarter to 288,000 square feet. On July 1, 2016, St. Luke’s Regional Medical Center Ltd. (“St. Luke’s”) commenced a 10-year lease for 147,657 square feet at the Company’s Washington Group Plaza property. The St. Luke’s lease includes two months of upfront free rent and rental payments commenced on September 1, 2016.

New Leasing – During the third quarter of 2016, the Company signed six new leases for 41,000 square feet with a weighted average lease term of 7.3 years at an average annual rent per square foot of $23.43 and at an average cost of $4.67 per square foot per year. In addition, the Company signed a 10-year lease with St. Luke’s for an additional 111,381 square feet commencing on July 1, 2017. The Company has the right to defer the commencement date up to one year to accommodate the existing tenant. This lease is non-cancellable by the tenant in the event that St. Luke’s chooses to not proceed with the purchase of the Washington Group Plaza property.

Renewal Leasing – The Company signed 31,000 square feet of renewal leases at an average annual rent per square foot of $24.27 and at an average cost of $2.65 per square foot per year. In addition, during the quarter, the Fairwinds Credit Union extended its 36,000 square foot lease until June 30, 2026 and waived its early lease termination option.

Capital Structure

As of September 30, 2016, the Company had total principal outstanding debt of approximately $306.2 million. 100% of the Company’s outstanding debt was fixed rate, with a weighted average maturity of 6.1 years and a weighted average interest rate of 4.3%. Subsequent to the end of the third quarter, the Company expanded its Secured Credit Facility from $75.0 to $100.0 million and expanded its lending syndicate to include Raymond James Bank, N.A.

During the third quarter, 3,126,084 of the Operating Partnership’s common units were redeemed for common stock and subsequently distributed by the tendering unitholders to their investors.

Subsequent to the end of the third quarter on October 4, 2016, the Company raised total gross proceeds of $112.0 million in a public offering of 4,480,000 shares of Series A Preferred Stock, including 480,000 shares issued pursuant to the exercise of the underwriters’ over-allotment option, at a public offering price of $25.00 per share. In addition, the Company completed a $30.9 million seven-year secured property financing for FRP Collection with a fixed interest rate of 3.85% and subsequent to the end of the third quarter completed a $17.1 million seven-year secured property financing for Carillon Point with a fixed interest rate of 3.50%.

Common Stock Dividend

On September 15, 2016, the Company’s board of directors declared a cash dividend of $0.235 per share of the Company’s common stock for the three months ended September 30, 2016. The dividend was paid on October 25, 2016 to stockholders and common unitholders of record as of October 11, 2016.

Webcast and Conference Call Details

City Office’s management will hold a conference call at 11:00 am Eastern Time on November 7, 2016.

The webcast will be available under the “Investor Relations” section of the Company’s website at www.cityofficereit.com. The conference call can be accessed by dialing 1-866-262-0919 for domestic callers and 1-412-902-4106 for international callers.

A replay of the call will be available later in the day on November 7, 2016, continuing through 11:59 pm

Eastern Time on February 7, 2017 and can be accessed by dialing 1-877-344-7529 for domestic callers and 1-412-317-0088 for international callers. The passcode for the replay is 10094252. A replay will also be available for twelve months following the call at “Webcasts & Events” in the “Investor Relations” section of the Company’s website.

A supplemental financial package to accompany the discussion of the results will be posted on www.cityofficereit.com under the “Investor Relations” section.

Non-GAAP Financial Measures

FFO, Core FFO, AFFO and NOI are supplemental non-GAAP financial measures.

Funds from Operations (“FFO”) – The National Association of Real Estate Investment Trusts (“NAREIT”) states FFO should represent net income or loss (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments of unconsolidated partnerships and joint ventures, gains or losses on the sale of property and impairments to real estate.

The Company uses FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Core Funds from Operations (“Core FFO”) – We calculate Core FFO by using FFO as defined by NAREIT and adjusting for certain other non-core items. We also exclude from our Core FFO calculation acquisition costs, loss on early extinguishment of debt, changes in the fair value of the earn-out and the amortization of stock based compensation.

Adjusted Funds From Operations (“AFFO”) – We compute AFFO by adding to Core FFO the non-cash amortization of deferred financing fees, and non-real estate depreciation, and then subtracting cash paid for recurring tenant improvements, leasing commissions, and capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization. Recurring capital expenditures exclude development / redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We exclude first generation leasing costs within the first two years of our initial public offering or acquisition, which are generally to fill vacant space in properties we acquire or were planned at acquisition. We have further excluded all costs associated with tenant improvements, leasing commissions and capital expenditures which were funded by the entity contributing the properties at closing.

Net Operating Income (“NOI’) – We define NOI as total revenues less property operating expenses.

Adjusted Cash NOI – We define Adjusted Cash NOI as NOI less the effect of straight-line rents, deferred market rent, and any amounts which are funded by the selling entities.

Forward-looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. There can be no assurance that actual forward-looking statements, including projected capital resources, projected profitability and portfolio performance, estimates or developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include those pertaining to expectations regarding our financial performance, including under metrics such as FFO, market rental rates, national or local economic growth, estimated replacement costs of our properties, projected capital improvements, expected sources of financing, expectations as to the timing of closing of acquisitions, dispositions, or other transactions, the expected operating performance of anticipated near-term acquisitions and descriptions relating to these expectations, including, without limitation, the anticipated net operating income yield and cap rates. Forward-looking statements presented in this press release are based on management’s beliefs and assumptions made by, and information currently available to, management.

Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “hypothetical,” “continue,” “future” or other similar words or expressions. All forward-looking statements included in this press release are based upon information available to the Company on the date hereof and the Company is under no duty to update any of the forward-looking statements after the date of this press release to conform these statements to actual results. The forward-looking statements involve a number of significant risks and uncertainties. Factors that could have a material adverse effect on the Company’s operations and future prospects are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and subsequent reports filed from time to time with the U.S. Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. The factors set forth in the Risk Factors section and otherwise described in the Company’s filings with SEC could cause the Company’s actual results to differ significantly from those contained in any forward-looking statement contained in this press release. The Company does not guarantee that the assumptions underlying such forward-looking statements are free from errors. Unless otherwise stated, historical financial information and per share and other data is as of September 30, 2016.

Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s business, financial condition, liquidity, cash flows and results could differ materially from those expressed in any forward-looking statement. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends.

City Office REIT, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except par value and share data)

	September 30, 2016	December 31, 2015
Assets
Real estate properties
Land	$98,651	$90,205
Building and improvement	289,311	256,317
Tenant improvement	44,699	35,069
Furniture, fixtures and equipment	220	198

	432,881	381,789
Accumulated depreciation	(34,290)	(26,909)

	398,591	354,880

Cash and cash equivalents	12,022	8,138
Restricted cash	17,009	15,176
Rents receivable, net	14,026	14,382
Deferred leasing costs, net of accumulated amortization	4,612	5,074
Acquired lease intangibles assets, net	38,607	40,990
Prepaid expenses and other assets	2,562	1,567

Total Assets	$487,429	$440,207

Liabilities and Equity
Liabilities:
Debt	$302,769	$341,278
Accounts payable and accrued liabilities	11,270	8,745
Deferred rent	4,873	2,653
Tenant rent deposits	2,120	2,178
Acquired lease intangibles liability, net	2,161	2,292
Dividend distributions payable	5,739	3,663
Earn-out liability	1,900	5,678

Total Liabilities	330,832	366,487

Commitments and Contingencies
Equity:
Common stock, $0.01 par value, 100,000,000 shares authorized, 24,382,226 and 12,517,777 shares issued and outstanding	244	125
Additional paid-in capital	198,792	95,318
Accumulated deficit	(42,798)	(29,598)

Total Stockholders’ Equity	156,238	65,845
Operating Partnership unitholders’ non-controlling interests	121	8,550
Non-controlling interests in properties	238	(675)

Total Equity	156,597	73,720

Total Liabilities and Equity	$487,429	$440,207

City Office REIT, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Rental income	$16,644	$12,601	$44,919	$32,838
Expense reimbursement	1,805	1,701	5,149	3,737
Other	342	313	1,090	934

Total Revenues	18,791	14,615	51,158	37,509

Operating Expenses:
Property operating expenses	7,385	5,521	19,779	13,764
Acquisition costs	252	1,802	339	2,893
Stock based compensation	630	487	1,788	1,403
General and administrative	1,122	411	2,751	1,313
Base management fee	—	322	109	981
External advisor acquisition	—	174	7,045	174
Depreciation and amortization	7,763	5,888	20,834	14,788

Total Operating Expenses	17,152	14,605	52,645	35,316

Operating income/(loss)	1,639	10	(1,487)	2,193
Interest Expense:
Contractual interest expense	(3,321)	(2,798)	(10,206)	(6,910)
Amortization of deferred financing costs	(200)	(196)	(671)	(550)

	(3,521)	(2,994)	(10,877)	(7,460)

Change in fair value of earn-out	—	—	—	(600)
Net gain on sale of real estate property	—	—	15,934	—

Net (loss)/income	(1,882)	(2,984)	3,570	(5,867)
Less:
Net income attributable to noncontrolling interests in properties	(65)	(116)	(243)	(371)
Net loss/(income) attributable to Operating Partnership unitholders’ noncontrolling interests	3	601	(871)	1,199

Net (loss)/income attributable to stockholders	$(1,944)	$(2,499)	$2,456	$(5,039)

Net (loss)/income per share:
Basic	$(0.08)	$(0.20)	$0.13	$(0.41)
Diluted	$(0.08)	$(0.20)	$0.11	$(0.41)

Weighted average common shares outstanding:
Basic	23,884	12,473	19,143	12,373
Diluted	23,884	12,473	21,731	12,373

Dividends/distributions declared per common share and unit	$0.235	$0.235	$0.705	$0.705

City Office REIT, Inc.

Reconciliation of Net Operating Income

(Unaudited)

(In thousands)

Three Months Ended September 30, 2016
Net (loss)/income	$(1,882)
Adjustments to net income:
General and administrative	1,122
Contractual interest expense	3,321
Amortization of deferred financing costs	200
Depreciation and amortization	7,763
Acquisition costs	252
Stock based compensation	630

Net Operating Income (“NOI”)	$11,406
Net straight line rent adjustment	(967)
Net amortization of above and below market leases	17

Portfolio Adjusted Cash NOI	$10,456
Non-controlling interests in properties – share in cash NOI	(301)

Adjusted Cash NOI (CIO share)	$10,155

City Office REIT, Inc.

Reconciliation of Net Income to Funds from Operations (“FFO”), Core FFO and Adjusted FFO

(Unaudited)

(In thousands, except share and per share data)

Three Months Ended September 30, 2016
Net income/(loss) attributable to stockholders	$(1,944)
(+) Depreciation and amortization	7,763
(-) Operating Partnership unitholders’ noncontrolling interest	(3)

5,816

Non-controlling interests in properties:
(-) Share of net income	65
(-) Share of FFO	(206)
(-) Net gain on sale of real estate property	—

Funds from Operations (“FFO”)	$5,675

(+) Acquisition costs	252
(+) Stock based compensation	630

Core FFO	$6,557

(-) Net straight line rent adjustment	(967)
(+) Net amortization of above and below market leases	17
(+) Net amortization of deferred financing costs	195
(-) Net recurring tenant improvement	(674)
(-) Net recurring leasing commissions	(217)
(-) Net recurring capital expenditures	(279)

Adjusted Funds from Operations (“AFFO”)	$4,632

Core FFO per share and common unit	$0.27

AFFO per share and common unit	$0.19

Dividends per share and common unit	$0.235
Core FFO Payout Ratio	88%
AFFO Payout Ratio	125%
Weighted average common stock and common units outstanding	24,685,252

Contact

City Office REIT, Inc.

Anthony Maretic, CFO

+1-604-806-3366

investorrelations@cityofficereit.com